UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2011

GSI COMMERCE, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

935 First Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-491-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011, GSI Commerce, Inc. (the "Registrant") announced that Joshua Kopelman has been elected as a new member of its Board of Directors. Mr. Kopelman was elected on February 8, 2011 by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee.

Mr. Kopelman will receive compensation for serving on the Board in accordance with the terms described under the caption "Discussion of Director Compensation" in our proxy statement filed with the Securities and Exchange Commission on April 13, 2010. On his election to the Board, Mr. Kopelman received a restricted stock unit award to acquire the number of shares of our Common Stock equal to $125,000 divided by the fair market value of our Common Stock on the date of the award.

A copy of the press release announcing the election of Mr. Kopelman is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release, dated February 8, 2011

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

February 9, 2011	By:	/s/ Michael R. Conn

Name: Michael R. Conn
Title: Executive Vice President, Finance and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 8, 2011